UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 15, 2019

The Ultimate Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24347	65-0694077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Ultimate Way
Weston, FL 33326
(Address of principal executive offices, including zip code)
(954) 331-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	Other Events.
Supplement to Definitive Proxy Statement
This is a supplement to the Definitive Proxy Statement on Schedule 14A filed by The Ultimate Software Group, Inc, a Delaware Corporation (“we,” “us,” “Ultimate” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 26, 2019 (the “Definitive Proxy Statement”) that was mailed to Ultimate stockholders in connection with the solicitation of proxies for use at a special meeting of stockholders of Ultimate to be held at 10:00 a.m., local time, on April 30, 2019, at Ultimate’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326. The Definitive Proxy Statement is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.
As previously disclosed, on February 3, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Unite Parent Corp., a Delaware corporation (“Parent”), and Unite Merger Sub Corp., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of Parent. Parent will be owned by an investor group.
Ultimate believes that the Definitive Proxy Statement contains all material information required to be disclosed. However, Ultimate wishes to voluntarily make the supplemental disclosures related to the Merger that are set forth below. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures set forth herein. Ultimate specifically denies that any further disclosure is required to supplement the disclosure set forth in the Definitive Proxy Statement under applicable law.
The following underlined language is added to the second full paragraph on page 32 of the Definitive Proxy Statement concerning the Background of the Merger.

On December 31, 2018, Ultimate and Hellman & Friedman entered into a non-disclosure agreement containing customary provisions, including a standstill provision that prohibited Hellman & Friedman from, among other things, offering to purchase shares of, or offering to acquire, Ultimate for two years, except when invited to do so by Ultimate’s board of directors or any authorized committee thereof and contained so-called “don’t ask, don’t waive” language.
The following underlined language is added to the first full paragraph on page 34 of the Definitive Proxy Statement concerning the Background of the Merger.
On the evening of January 13, 2019, two members of the Company’s senior management (not including Scott Scherr or Marc Scherr), a representative of Stroock and three of the non-management directors participated in a conference call with three representatives of Goldman Sachs. The participating members of the Company’s senior management were Mitch Dauerman, Ultimate’s Executive Vice President in charge of Investor Relations, and Robert Manne, Ultimate’s General Counsel. During this call, the representatives of Goldman Sachs described to the other participants certain considerations and process points that could be important during the board of directors’ consideration of a “take-private” offer from Hellman & Friedman, such as the preparation of financial projections, the consideration of alternatives to a transaction with Hellman & Friedman, and the board of directors’ role in the overall process. The representatives of Goldman Sachs informed the other conference call participants that Goldman Sachs had cleared conflicts. The representatives of Goldman Sachs agreed to work with the Company’s counsel to provide Goldman Sachs’ standard disclosure letter to Ultimate’s board of directors. On January 13, 2019, after the call concluded, at the direction of the non-management directors, Mitch Dauerman provided representatives of Goldman Sachs with the FY 2018-2022 Management Projections.
The following underlined language is added to the fourth full paragraph on page 37 of the Definitive Proxy Statement concerning the Background of the Merger.

Later in the day on January 28, 2019, a special meeting of the Ultimate board of directors was held, which was attended initially by all seven directors and representatives of Stroock and Goldman Sachs, as well as members of Ultimate’s senior management team. Representatives of Goldman Sachs and Ultimate’s senior management reported on continuing discussions with Hellman & Friedman. A representative of Goldman Sachs described the terms of Hellman & Friedman’s January 28 revised proposal letter and reviewed Goldman Sachs’ preliminary financial analysis of the Company and Hellman & Friedman’s revised proposal, which analysis was based upon the preliminary ten-year projections that had been prepared by Ultimate’s senior management (which would later be approved by the board of directors as the Management Long-Term Projections). Representatives of Goldman Sachs also described a potential go-shop process. A representative of Stroock described the terms of the draft merger agreement. After Scott Scherr, Marc Scherr and other members of the Company’s senior management left the meeting at the non-management directors’ request, the five non-management directors revisited and discussed, with representatives of Stroock and Goldman Sachs, the process alternatives available for pursuing the potential sale of the Company —which included a pre-signing market check, a post-signing go-shop process, a hybrid of the market check and go-shop process or declining to participate in any transaction —as well as a formal response to Hellman & Friedman’s revised proposal letter. At this time, the non-management directors did not make a decision with respect to which process alternative to choose because, although they believed a go-shop process might be the best option to address concerns regarding the risk of market leaks, stock market volatility and deal certainty, the terms of the go-shop provision in the draft of the merger agreement had not yet been agreed between the parties, and accordingly, the non-management directors did not know how favorable those go-shop terms would be to Ultimate. The non-management directors determined that they were only prepared to pursue a go-shop process as their means of fulfilling their fiduciary duties if they obtained Company-favorable go-shop terms with respect to the duration of the go-shop period, the size of the termination fee during the go-shop period and the Company’s reporting obligations to Parent during the go-shop period. The non-management directors did, however, acknowledge that a pre-signing market check would not be feasible if they agreed to proceed with Hellman & Friedman toward a February 3, 2019 execution of a definitive merger agreement. Also at this time, the non-management directors declined to make a decision with respect to a formal response to Hellman & Friedman’s January 28 proposal because the January 28 proposal had been delivered to the nonmanagement directors shortly before this special meeting, and they wanted to give further thought to the proposal and any potential counter-proposal.
The following underlined language is added to the first full paragraph on page 41 of the Definitive Proxy Statement concerning the Background of the Merger.
During the go-shop period, three of the financial sponsors executed non-disclosure agreements with Ultimate. All three of the non-disclosure agreements executed during the go-shop period were substantially the same as the non-disclosure agreement between Ultimate and Hellman & Friedman, except that none of the non-disclosure agreements executed during the go-shop period contained a standstill provision. After execution of the applicable non-disclosure agreement, each such financial sponsor was given access to financial and business information of Ultimate in the Company’s virtual data room and each was offered the opportunity to meet with members of Ultimate’s senior management. At the request of one of the financial sponsors, representatives of such financial sponsor attended a half day of meetings and presentations with Ultimate’s senior management in Florida. At the request of another of the financial sponsors, representatives of such financial sponsor participated in a conference call with a member of Ultimate’s senior management to discuss some preliminary due diligence questions. The third financial sponsor declined the offer to speak with Ultimate’s senior management.
The following underlined language is added to the table titled “Management Long-Term Projections” on page 48 of the Definitive Proxy Statement concerning Certain Financial Projections Prepared by Senior Management of Ultimate.
Management Long-Term Projections
($ millions)	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028
Recurring Revenue	$1,210	$1,467	$1,773	$2,113	$2,454	$2,808	$3,177	$3,556	$3,947	$4,346
Total Revenue	1,367	1,635	1,953	2,309	2,649	3,003	3,372	3,751	4,142	4,541
Gross Profit(1)	886	1,070	1,312	1,591	1,856	2,136	2,433	2,736	3,067	3,399
Operating Income(1)(2)	267	326	422	542	648	730	828	939	1,082	1,234
Operating Margin(1)(2)	19.5%	19.9%	21.6%	23.5%	24.5%	24.3%	24.6%	25.0%	26.1%	27.2%
Adjusted EBITDA(2)(3)	339	423	531	658	781	881	994	1,119	1,257	1,412
Unlevered Free Cash Flow(4)	140	242	316	425	483	565	644	718	798	912
Stock Based Compensation	167	183	225	254	265	270	270	263	249	227

(1)	Gross profit, operating income and operating margin are “non-GAAP” financial measures.
(2)	Operating income, operating margin and adjusted EBITDA are calculated to exclude stock-based compensation expense and amortization of acquisition-related intangible assets.
(3)	Adjusted EBITDA is calculated as operating income plus depreciation and amortization.
(4)	Unlevered free cash flow is calculated as adjusted EBITDA less capital expenditures, capitalized software costs, changes in working capital, and cash taxes.

The following underlined language is added to the paragraph starting on page 50 and continuing on page 51 of the Definitive Proxy Statement concerning the Opinion of Financial Advisor to the Company.
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company. Using discount rates ranging from 8.00% to 9.00%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2018: (i) estimates of unlevered free cash flow for the Company for the years 2019 to 2028 as reflected in the Forecasts and inclusive of stock-based compensation expense and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 3.5% to 4.5%, to a terminal year estimate of the free cash flow to be generated by the Company of $710 million, as reflected in the Forecasts and inclusive of stock-based compensation expense (which analysis implied exit terminal year unlevered free cash flow multiples ranging from 14.3x to 22.6x). Goldman Sachs derived such range of discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs using its professional judgment and expertise and taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the net debt of the Company as of December, 31, 2018 of $(101), as provided by the management of the Company to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by 33.29 million fully diluted outstanding shares of the Company’s common stock, as provided by the management of the Company, to derive a range of illustrative values per share of the Company’s common stock ranging from $232 to $365, rounded to the nearest dollar.
The following underlined language is added to the first full paragraph on page 51 of the Definitive Proxy Statement concerning the Opinion of Financial Advisor to the Company.
Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of the Company’s common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2019 to 2023. Goldman Sachs first calculated the implied enterprise values for the Company as of December 31 for each of the fiscal years 2019 to 2021, by applying enterprise value to two-year forward unlevered free cash flow multiples, which are referred to in this section entitled “—Opinion of Financial Advisor to the Company” as “EV/UFCF”, of 25.0x to 30.0x to two-year forward unlevered free cash flow estimates for the Company for each of the fiscal years 2019 to 2021. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current EV/UFCF multiples for the Company and growth-adjusted EV/UFCF multiples for the Company and selected publicly traded companies in the software industry with operations that, for the purpose of analysis, may be considered similar to certain operations of the Company. Goldman Sachs then subtracted the amount of the Company’s forecasted net debt for each of the fiscal years 2019 to 2021, as provided by the management of the Company, as of the relevant year-end per the Forecasts, from the respective implied enterprise values in order to derive a range of illustrative equity values for the Company for each of the fiscal years 2019 to 2021. Goldman Sachs then divided the results by the projected year-end fully diluted outstanding shares of the Company’s common stock of 33.29 million, 33.83 million and 34.39 million for the years 2019 to 2021, respectively, as reflected in the Forecasts to derive a range of implied future share prices.
The following underlined language is added to the third full paragraph on page 51 of the Definitive Proxy Statement concerning the Opinion of Financial Advisor to the Company.
Goldman Sachs also performed an illustrative present value of future share price analysis, by calculating the implied enterprise values for the Company as of December 31 for each of the fiscal years 2019 to 2021, by applying enterprise value to next twelve month (“NTM”) revenue multiples, which are referred to in this section entitled “—Opinion of Financial Advisor to the Company” as “EV/NTM revenue”, of 5.75x to 6.75x to NTM revenue estimates for the Company for each of the fiscal years 2019 to 2021. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2019 to 2023. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical EV/NTM revenue multiples for the Company. Goldman Sachs then subtracted the amount of the Company’s forecasted net debt for each of the fiscal years 2019 to 2021, as provided by the management of the Company, as of the relevant year-end per the Forecasts, from the respective implied enterprise values in order to derive a range of illustrative equity values for the Company for each of the fiscal years 2019 to 2021. Goldman Sachs then divided the results by the projected year-end fully diluted outstanding shares of the Company’s common stock of 33.29 million, 33.83 million and 34.39 million for the years 2019 to 2021, respectively, as reflected in the Forecasts to derive a range of implied future share prices.
The following underlined language is added to the end of the last full paragraph on page 52 of the Definitive Proxy Statement concerning the Opinion of Financial Advisor to the Company.
For each of the selected transactions, Goldman Sachs calculated and compared the implied EV/NTM revenue multiple of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s NTM revenue based on Institutional Brokers’ Estimate System (“IBES”) estimates at the time each such selected transaction was announced. While none of the companies that participated in the selected transactions are directly comparable to the Company, the companies that participated in the selected transactions are companies with operations that, for the purpose of analysis, may be considered similar to certain of the Company’s results, market size and product profile. Goldman Sachs also calculated the implied EV/NTM revenue multiple for the transaction contemplated by the merger agreement.
The following underlined language is added as a new row to the bottom of the table titled “Selected Precedent Transactions” on page 53 of the Definitive Proxy Statement concerning the Opinion of Financial Advisor to the Company.

Selected Precedent Transactions
Announcement Date	Acquiror	Target	Enterprise Value $ in millions	EV/NTM Revenue
December 2018	Vista Equity Partners (“Vista”)	MINDBODY, Inc.	$1,807	6.4x
November 2018	Vista	Apptio, Inc.	$1,837	7.4x
January 2018	SAP SE (“SAP”)	Callidus Software, Inc.	$2,429	8.5x
July 2016	Oracle Corp. (“Oracle”)	NetSuite Inc.	$9,389	9.1x
June 2016	Microsoft Corp.	LinkedIn Corp.	$26,292	6.8x
June 2016	salesforce.com, inc. (“Salesforce”)	Demandware, Inc.	$2,840	8.9x
May 2016	Vista	Marketo, Inc.	$1,702	5.9x
April 2016	Oracle	Textura Corp.	$668	6.1x
September 2014	SAP	Concur Technologies, Inc.	$7,771	9.6x
December 2013	Oracle	Responsys, Inc.	$1,577	6.9x
June 2013	Salesforce	ExactTarget, Inc.	$2,608	6.3x
December 2012	Oracle	Eloqua, Inc.	$884	8.2x
May 2012	SAP	Ariba, Inc.	$4,393	7.7x
February 2012	Oracle	Taleo Corp.	$1,947	5.3x
December 2011	SAP	SuccessFactors, Inc.	$3,512	8.7x
October 2011	Oracle	Rightnow Technologies, Inc.	$1,376	5.6x
Median				7.4x
Transaction contemplated by the merger agreement				8.0x
The following underlined language is added to the first full paragraph on page 53 of the Definitive Proxy Statement concerning the Opinion of Financial Advisor to the Company.
Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment, Goldman Sachs applied a reference range of EV/NTM revenue multiples of 5.3x (reflecting the minimum EV/NTM revenue multiple referenced above) to 9.6x (reflecting the maximum EV/NTM revenue multiple referenced above) to the Company’s NTM revenue as of December 31, 2018, as reflected in the Forecasts, to derive a range of implied enterprise values for the Company. Goldman Sachs then subtracted from the range of implied enterprise values the net debt of the Company as of December 31, 2018 of $(101), as provided by the management of the Company, to derive a range of illustrative equity values for the Company. Goldman Sachs divided the results by 33.29 million fully diluted outstanding shares of the Company’s common stock, as provided by the management of the Company, to derive a range of implied values per share of the Company’s common stock of $222 to $396, rounded to the nearest dollar.
The following underlined language is added to the fourth full paragraph on page 58 of the Definitive Proxy Statement concerning Interests of the Company’s Directors and Executive Officers in the Merger and Agreements with Parent.
Upon completion of the merger, Ultimate is expected to continue to operate under the leadership of Chief Executive Officer Scott Scherr and the existing senior management team, and Scott Scherr and Marc Scherr are expected to continue to serve as directors of the Company. Other than as described herein, as of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Parent or any of its affiliates regarding post-closing employment or compensation arrangements, or the opportunity to purchase or otherwise participate in the equity of Parent or any of its affiliates. Hellman & Friedman expects to engage in further discussions between Parent and members of our senior management with respect to such matters, including post-close employment of senior management and the structure and mechanics of potential equity plans (which may include RSUs, RSAs and/or options) and liquidity opportunities for employees, including senior management, and that agreements, arrangements or understandings with respect to such matters may be reached prior to or following the closing of the merger.
The following language is added after the last full paragraph on page 63 of the Definitive Proxy Statement in the section concerning Litigation Related to the Merger and immediately prior to the section concerning Delisting and Deregistration of Company Common Stock.
“McClintock action”
A putative class action lawsuit captioned McClintock v. The Ultimate Software Group, Inc. et al., Case No. 87274166 (the “McClintock action”), was filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida on April 1, 2019.
The McClintock action names as defendants the Company and each member of our board of directors. The action was brought as a putative class action on behalf of the Company’s stockholders, and alleges, among other things, that the director defendants have breached their fiduciary duties in approving the Merger and that the Definitive Proxy Statement is materially misleading and/or incomplete. The McClintock action also makes general allegations about the sale process, certain deal-protection provisions in the Merger Agreement and the vesting of certain stock grants. The McClintock action seeks equitable relief, including among other things, to enjoin the consummation of the merger or to direct the directors of the Company to exercise their fiduciary duties, to recover damages, together with costs of the action, reasonable attorneys’ and experts’ fees, and any other relief the court may deem just and proper.
The Company cannot predict the outcome of the McClintock action, nor can the Company predict the amount of time and expense that will be required to resolve the lawsuit. The Company believes the lawsuit is without merit and the Company and the director defendants intend to vigorously defend against it.
Additional Information and Where to Find It
This communication relates to the Merger involving Ultimate. In connection with the Merger, Ultimate filed a preliminary proxy statement with the SEC on March 11, 2019 and filed a definitive proxy statement with the SEC on March 26, 2019. Ultimate will file any other relevant materials with the SEC. This communication is not a substitute for the Definitive Proxy Statement or any other document that Ultimate may file with the SEC or send to its stockholders in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ULTIMATE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, https://www.ultimatesoftware.com/. In addition, the documents (when available) may be obtained free of charge by directing a request to Mitch Dauerman by email at mitch_dauerman@ultimatesoftware.com or by calling 954-331-7069.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Ultimate common stock in respect of the Merger. Information about the directors and executive officers of Ultimate is set forth in the Definitive Proxy Statement, and in other documents filed by Ultimate with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Definitive Proxy Statement and may be contained in any other relevant materials to be filed with the SEC in respect of the Merger when they become available.
Cautionary Statements Regarding Forward-Looking Statements
Certain statements contained in this communication may constitute “forward-looking statements.” These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “allow,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks, uncertainties and other factors include, but are not limited to, risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to obtain Ultimate stockholder approval of the Merger or the failure to satisfy any of the other conditions to the completion of the Merger; the effect of the announcement of the Merger on the ability of Ultimate to retain and hire key personnel and maintain relationships with its clients, providers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the Merger; the ability to meet expectations regarding the timing and completion of the Merger; and other factors described in the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this communication. Unless required by law, Ultimate undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to report the occurrence of unanticipated events.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Ultimate Software Group, Inc.

Date: April 15, 2019
	BY:	/s/ Felicia Alvaro
Felicia Alvaro Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)